UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 14, 2008

CHIMERA INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-33796	26-0630461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1211 Avenue of the Americas Suite 2902 New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 696-0100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On March 14, 2008, Chimera Investment Corporation ("Seller"), entered into Amendment No. 1 (the "Amendment") to the Master Repurchase Agreement, dated January 31, 2008 (the "Master Repurchase Agreement") by and among DB Structured Products, Inc. ("Buyer") and Deutsche Bank Securities Inc. ("Agent"). Buyer is an affiliate of Agent, which was one of the underwriters of the Seller's November 2007 initial public offering.

The Amendment, among other things, eases certain financial and other restrictive covenants under the facility for the period commencing March 14, 2008 to and including March 26, 2008. The Amendment also provides for certain additional notification requirements by the Seller based on specifically identified triggering events. Capitalized terms not defined herein shall have the meaning set forth in the Master Repurchase Agreement, a copy of which was filed with the Securities and Exchange Commission on February 4, 2008. The Amendment is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

         (a)  Not applicable.

         (b)  Not applicable.

         (c)  Not applicable.

         (d)  Exhibits:

10.1	Amendment No. 1 to Master Repurchase Agreement by and among Chimera Investment Corporation, as seller, DB Structured Products, Inc., as buyer, and Deutsche Bank Securities Inc., as agent, dated as of March 14, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimera Investment Corporation

		By:	/s/ A. Alexandra Denahan
			Name:	A. Alexandra Denahan
			Title:	Chief Financial Officer

Date:	March 17, 2008